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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


    CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934.



                    Date of Report         November 5, 1999


                         SBA COMMUNICATIONS CORPORATION
                         ------------------------------
             (Exact name of registrant as specified in its charter)



           Florida                     333-50219              65-0716501
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(State or other jurisdiction of      Commission File       (I.R.S. Employer
 incorporation or organization)          Number           Identification No.)


One Town Center Road, Boca Raton, Florida                   33486
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(Address of principal executive offices)                  (Zip code)


                                 (561) 995-7670
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              (Registrant's telephone number, including area code)
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Item 2    Other Events

          SBA Communications Corporation announced it had received the requisite consent from the holders of its 12% senior discount notes to increase certain categories of permitted indebtedness from $175 million to $300 million. SBA also announced that it had received firm commitments from certain lenders within the syndicate comprising its existing $175 million senior credit facility to amend and expand such facility to $300 million. The $125 million increase will be made available in the form of a $50 million term loan and a $75 million increase to the company's existing $150 million revolving line of credit. The other terms, conditions, covenants, interest rates and availability requirements of the increase are expected to be materially the same as those of the existing senior credit facility. Closing of the amendment and expansion of the existing senior credit facility is subject to documentation and other customary closing conditions and is expected to occur in December 1999.

          SBA will host a conference call Friday, November 12 at 10:00 a.m. Eastern Time to discuss its financial results for the quarter ended September 30, 1999. The conference call number is (800) 230-1092.


Item 7    Financial Statements and Exhibits

          (c)    Exhibits

          99.1   Press release dated November 3, 1999
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




November 5, 1999                            /s/ Jeffrey A. Stoops
                                            ------------------------
                                            Jeffrey A. Stoops
                                            Chief Financial Officer